UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                  Washington, D.C.  20549


                          FORM 8-K


                       CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

              Date of Report:  February 23, 2004




                      FARMER BROS. CO.





    California                 0-1375              95-0725980
State of Incorporation  Commission File Number  Federal ID Number





20333 South Normandie Avenue, Torrance, California   90502
Address of principal executive offices



(310) 787-5200
Registrant's telephone number















Item 5.  Other Events.

Index:

1.  Press Release in Connection With Annual Meeting
2.  Report of Proxy Voting
3.  Management's Report On The State Of The Company



1.  Press Release in Connection With Annual Meeting

The following press release was provided to the major services today:

NEWS RELEASE
February 23, 2004
FARM - NASDAQ NATIONAL MARKET SYSTEM




Farmer Bros. Files for Delaware Reincorporation

Shareholder Approval Clears Way for 10-for-One Stock Split


TORRANCE, Calif.--(BUSINESS WIRE) -- Feb. 23, 2004 -- Farmer Bros. Co. (Nasdaq: FARM) today said it has filed to reincorporate in Delaware following shareholder approval at today's annual meeting.

In addition to the reincorporation, shareholders also approved takeover protections and the reelection of all incumbent directors, a majority of whom are independent as defined by the Sarbanes-Oxley Act of 2002. The approved measures had been recommended by the company's board.

The company's approximately 1,100 employees directed the Employee Stock Ownership Program (ESOP), which controls about 18% of the shares outstanding, to cast more than 92% of its votes in favor of each of the proposals recommended by the board. The Farmer family, which controls 39% of the shares, also supported the proposals, as previously announced.

"This was a landmark election: our employees exercised a significant and independent say in the future of their Company," said Roy E. Farmer, Chief Executive Officer.

The board, as previously stated, intends to act as soon as practical after completing the reincorporation to implement a 10-for-one split of the company's stock. The new corporate charter authorizes enough shares to enable this split.

During the annual meeting, Chief Financial Officer John Simmons reported on the "state of the company," noting that the recent decline in earnings reflected in large measure heightened competition and a weak economy following several years of record earnings. Simmons said the company continues to benefit from a solid base of 50,000 customers and in response to the recent challenges is working to reinvigorate its relationship-oriented sales efforts and is pushing ahead with its information systems upgrade, which is designed "to cut costs, lower inventory levels, improve customer service and make each employee more efficient and effective."

Simmons said, "We believe that, when we harness the power of these systems, we'll be more nimble in the way we adapt to changes in our market, smarter in the way we apply our resources, more efficient in the way we solicit and serve our customers, and more proficient in how we select and retain our customers, products and employees."

Simmons cited research showing that the stock of companies with ESOPs have outperformed the broader stock markets. He said, "Many investors take comfort when they learn that the people who lead a company have 'skin in the game' - that they have invested their own money along with the shareholders. At Farmer Bros., the management and the employees are owners. When shareholders benefit, everyone benefits."

Simmons concluded by saying, "This remains a company committed to delivering long-term value to our shareholders."

Farmer Bros. Co. is an institutional coffee roaster that sells a variety of coffee and allied products to the food service industry. The company's signature trucks and vans bearing the "Consistently Good" logo are seen throughout Farmer Brothers' 28-state service area. Farmer Brothers has paid a dividend for 50 consecutive years, increased the dividend in each of the last seven consecutive years, and its stock price has grown from $18 in 1980 to over $300 a share today. The company's common stock is traded on the NASDAQ National Market System under the symbol "FARM."

Certain statements contained in this news release regarding the risks, circumstances and financial trends that may affect our future operating results, financial position and cash flows may be forward-looking statements within the meaning of federal securities laws. These statements are based on management's current expectations, assumptions, estimates and observations about our business and are subject to risks and uncertainties. As a result, actual results could materially differ from the forward-looking statements contained herein. These forward looking statements can be identified by the use of words like "expects," "plans," "believes," "intends," "will," "assumes" and other words of similar meanings. These and other similar words can be identified by the fact that they do not relate solely to historical or current facts. While we believe our assumptions are reasonable, we caution that it is impossible to predict the impact of such factors which could cause actual results to differ materially from predicted results. We intend these forward-looking statements to speak only at the time of this report and do not undertake to update or revise these projections as more information becomes available. For these statements, we claim the protection of the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995.


Contact:
The Abernathy MacGregor Group
James Lucas / 213-630-6550




2.  Report of Proxy Voting

There were 1,607,508 shares of Common Stock entitled to vote at the meeting and a total of 1,229,762 shares (76.50%) were represented at the meeting.

1.  Election of Directors
                                  FOR     WITHOLD
Roy F. Farmer (Class I)        1,039,648   190,114
Lewis A. Coffman (Class I)     1,038,784   190,978
John Samore, Jr. (Class I)     1,039,470   190,292
Guenter W. Berger (Class II)   1,037,319   192,443
Thomas A. Maloof (Class II)    1,039,480   190,282
John H. Merrell (Class III)    1,039,470   190,292
Roy E. Farmer (Class III)      1,038,964   190,798


2. Approval of Appointment of Ernst & Young LLP as the Company's independent public accountants for fiscal year 2004.

    FOR       AGAINST     ABSTAIN   BROKER NON-VOTE
   1,169,645      57,413       2,704           0

3.  Approval of the reincorporation of the Company in the State of Delaware.
    FOR       AGAINST     ABSTAIN   BROKER NON-VOTE
     996,860     232,546         356           0

4. Approval of the elimination of the right of our shareholders to act by written consent.
    FOR       AGAINST     ABSTAIN   BROKER NON-VOTE
     992,798     236,290         674           0

5.  Approval of the implementation of a classified Board of Directors.
    FOR       AGAINST     ABSTAIN   BROKER NON-VOTE
     985,281     244,205         276           0

6. Approval of the elimination of the right of shareholders holding ten percent (10%) or more of the voting shares to call a special meeting of shareholders.
    FOR       AGAINST     ABSTAIN   BROKER NON-VOTE
     991,318     237,669         775           0

7.  Approval of the elimination of cumulative voting for our directors.
    FOR       AGAINST     ABSTAIN   BROKER NON-VOTE
     995,228     234,348         186           0

8. Approval of the increase in authorized shares of common stock of the Company from 3,000,000 shares to 25,000,000 shares, and authorization of 500,000 shares of preferred stockof the Company.
    FOR       AGAINST     ABSTAIN   BROKER NON-VOTE
     994,050     235,477         235           0

9.  Shareholder proposal to amend the Company's bylaws to restore cumulative voting.
    FOR       AGAINST     ABSTAIN   BROKER NON-VOTE
     216,937   1,011,562       1,263           0



3.  Management's Report On The State Of The Company

The complete text of the address by John Simmons, Treasurer and Chief Financial Officer of Farmer Bros. Co. follows:

Farmer Bros. Annual Meeting of Shareholders
February 23, 2004
Management's Report On The State Of The Company

Before I begin, I am required to read a statement regarding our safe harbor for forward-looking statements:



Certain statements contained in this presentation regarding the risks, circumstances and financial trends that may affect our future operating results, financial position and cash flows may be forward-looking statements within the meaning of federal securities laws. These statements are based on management's current expectations, assumptions, estimates and observations about our business and are subject to risks and uncertainties. As a result, actual results could materially differ from the forward-looking statements contained herein. These forward looking statements can be identified by the use of words like "expects," "plans," "believes," "intends," "will," "assumes" and other words of similar meanings. These and other similar words can be identified by the fact that they do not relate solely to historical or current facts. While we believe our assumptions are reasonable, we caution that it is impossible to predict the impact of such factors which could cause actual results to differ materially from predicted results. We intend these forward-looking statements to speak only at the time of this presentation and do not undertake to update or revise these projections as more information becomes available. For these statements, we claim the protection of the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995.



We wanted to use this forum, today, to look ahead - to focus on shareholder value and the long term. As we reflected on the topics we might discuss we were struck by the changes this past year. I wondered if this was the most significant year of change for your Company, or just the most significant during my tenure here.

Others in this room have a longer view of our history than I. I'd like to ask them to let everyone know who they are. Let's have a show of hands: please, raise your hand if you have had ties with this Company for more than 20 years
.... 30 years.    Thank you.

After we adjourn I invite you to talk with them about their personal memories of their time with Farmer Brothers.

Not many in this room remember back to 1952, another year of significant change for Farmer Bros. The Company was founded in 1912 and, in 1952, following the untimely death of our founder, Roy Farmer, the Company sold public shares for the first time. Farmer Bros went public with 380 employees, revenues of about $15 million and total assets of about $6 million.

* In the offering, our stock was priced at $2.37 1/2  per share

* The cash raised in that public offering - the only time we have gone to Wall Street for money - raised $2 million for the Company.

This cash was a fuel that helped accelerate our growth over the following decades.

Today, we continue to reap the benefits of the wise use of that public investment:

* We are a leader in our markets.
* Our employee ranks have grown to approximately 1,100.
* We have sales of about $190 million a year, and total assets of more than $300 million. Our Company's management and board took a long view of its business - and the results are apparent in the strength of our balance sheet.


Operating Principles

Before we look forward, we felt it would be useful to look back to our history and the principles that led to this Company's success. Since 1952, our Chairman, Roy Farmer, has guided this Company's growth I think it's instructive for us think about our business and some of the key principles that have guided us for this half century under Mr. Farmer's leadership:


* First know your customer and your product.

o Customers are our life's blood. It takes a lot of work to win them. It's everyone's job at Farmer Brothers to make sure each customer is treasured and treated right.

o We have applied our motto, "Consistently Good," to our products bearing the Farmer Bros. label since 1939. But this motto also represents the dependable service our customers have come to expect.

o We sell our service as well as our coffee. This combination means our products must be right - and our service must be the best.


* Second, know yourself, know where you're going and know why you're going there.

o Avoid Debt: it leaves you beholden to those who cannot understand the intangibles of our business.

o Beware of a focus on short-term results at the expense of financial strength and long term growth.

o Remember: we sell our products the same way we sell ourselves - face to face, one person at a time. We get out of the warehouse and into the kitchens, the buyers' offices, the owners' offices. And we sell with the persistence and confidence that comes when you know that no one can do a better job than we can do.

o Base key decisions on these simple questions: Is it the right decision for Farmer Bros.? Will it make the Company stronger over the long term? Will it give us the best return over the long term?


* Finally, the third principle: make the best use of our greatest asset - our people.

o Pay competitive wages for competitive work. This is a Company that takes pride in its work ethic - it's one of the core values that has been consistently applied over our long history.

o Make this a place where we can all be proud we work. We've always made high ethical standards a touchstone for our operations. Our customers must trust us to maintain their coffee and allied product inventories in their kitchens and storerooms; we must rely on our branches to care for the facilities, the inventory, the coffee brewing equipment and vehicles. Our entire operation is based on trust that is born of pride and high ethical standards.

o Organize our efforts around the skills of our people. We are a small Company and need to take advantage of every one's special abilities - even if it means that we organize ourselves in unconventional ways. The test is whether a person's role makes sense for Farmer Bros.

These principles have guided this Company for 92 years. Today our 50,000 customers in 28 states know us as the little coffee Company down the road, because their sales representative IS Farmer Bros. to them.

Now, let's look to the future.

Operating Results In Perspective

We have discussed our operating results in great detail in our annual report. I won't re-visit those today, except to urge everyone to maintain some perspective.

We believe that to understand our operating results today, it is useful to consider a time in the recent past. In the fiscal years 1998-2001 we enjoyed a fabulous run. Earnings per share during that time were: $17.34, $14.36, $19.08, and $19.79, in 1998, 1999, 2000 & 2001, respectively.

Those last two years - in 2000 and 2001 - were the best the Company had ever seen. They were accomplished through no special tricks: we marketed our product the way we always have, and the strength of the economy and, therefore, the vitality of our customer base carried us, and we benefited from a fortuitous coffee market which held green coffee costs down.

Those great years were not destined to last. With the bursting of the dot-com bubble and the ensuing economic malaise that has spread from California across the country (and, remember, California is our largest market), our business has suffered.

But, this is where perspective is useful. Our results in 2003 - we earned $13.02 per share - compare favorably to our earnings prior to 1998 (for example, in 1997 we earned $8.66; in 1996, $12.13; in 1995, $10.13).

In 2004, in fact, we are presented with an anomaly: our customer count remains high - but our dollar sales are declining, without a price decrease, and our unit sales, of coffee, are declining.

To a large degree, this reflects changes in our external environment.

* There's more competition, both from coffee companies and competing beverages.
* Many of our customers have been squeezed as consumers and businesses spend less in restaurants and in the hospitality industry.
* We have felt the effects of more concentrated restaurant ownership, as larger restaurant chains take more market share. Most of our customers have been small or independent, non-chain restaurants, and many face competition from chains, including restaurants like Starbucks.

Improving Our Business

We have been keenly aware of these changes. In response, we have been working hard to confront and resolve impediments to improving our results.

Some of our efforts I will discuss today.

First, we are working to sharpen the focus of our sales effort.

As I mentioned earlier, our founding principles gave us a sales culture that is intensely focused on our customer relationships. We want to build on that strong foundation.

Our sales organization - it includes 688 people, more than 60 percent of our employees - has worked hard on a program of "back to basics" sales training, and accountability. We recognize that, sometimes, some sales people have been too complacent in the marketplace and, at other times, we find they have not been trained effectively in the "Sales" aspect of our "Sales & Service" function. Sometimes, we find an incomplete "corporate memory" of what works, what doesn't, and why. We're working to change that.

We've worked hard to hold onto our customer count during this economic downturn. Were it not for the efforts we have taken so far, our sales declines probably would have been sharper. This customer base provides us with a strong foundation for growth when the economy improves over the coming years.

Our efforts to strengthen our sales operation, however, are not complete. In the Mississippi Valley and in other disparate geographic areas, for example, we're seeing signs of improvement - deeper market penetration and a reversal of some of these negative trends. We're optimistic that we can extend these positive signs into a trend - and duplicate them more broadly throughout our sales and service organization.


Second, we are working to complete our information-systems project.

Our goals with this project are to cut costs, lower our inventory investment, improve customer service and make each employee more efficient and effective.

These system changes often result in comprehensive changes in our operations, and it does come at a cost that, to us, is significant.

We are at the mid-point in our system conversions. At our last Annual Meeting, I suggested that this information systems conversion may be the most ambitious undertaking the Company had ever attempted. Nothing that has occurred in the past year has led me to change that statement.

Here are some details that will help you understand the scope of the project:

* To date, we have spent more than $10 million on the new systems, infrastructure and on-going overhead costs. Some of these costs are one-time expenses - for example, we have installed fiber optic cabling and a wireless branch intranet to speed our information handling. Other costs will continue - these include the salaries of new technical personnel, the costs of maintaining our new information networks and the cost of the big computer to run everything.

* We have approximately 30 people in our accounting department. Last week I received a time summary for 23 consultants who, on a normal day, are housed in this room. Today they are primarily working on the manufacturing system, but we are still "cleaning-up" from our July 1, 2003 launch of our financial systems: our new systems now drive the accounting function: our general ledger, accounts receivable and payable, payroll and fixed assets.

* We have gone "live" with our pilot manufacturing system in our Brewmatic Division, and are working out the bugs. Soon, this new manufacturing software will be turned on in the coffee and allied plants here in Torrance. And, significantly, we are about to begin the formal design and development work on the new sales and customer relationship management system for our sales force.

* We are a year away from the completion of these systems. It will probably be two years beyond that before we attain the level of expertise that will help us take full advantage of the power of this technology - and we expect to realize the benefits of this technology throughout this period.


This will touch ALL of our employees. It will mean, and for our accounting personnel, has meant:

o Changes in how we do our jobs;
o Changes in everyone's required skill set; and
o Changes and increases in each person's workload. Many of you have read in the newspaper about "productivity gains" - we are seeing them here, already.

With continued training and hard work, this project will successfully transition your Company to the so-called "Age of Information."

We just can't wait to take advantage of it.

Platform For Change

We are designing this Information System to create a platform for change.

For the first time in our 92 years, everyone in the Company will be joined by a computer. At first, in 1912, the Company was able to function well without these sophisticated systems. Everyone worked in the same building, often in the same room: manufacturing and sales and accounting, and there were 4 employees who were constantly talking to each other about each detail of the business.

Today, however, we are a far-flung enterprise. Our typical branch location might have 4 employees and be 1,500 miles away and rely for critical support on dozens of other employees at other locations:

With the new system, each of those folks is as accessible as being in the office next door. We will return to our roots as a small Company with a shared organizational culture, with each employee having the ability to share insights, problems, solutions, information with others - and to provide assistance to each other in sales, manufacturing and accounting as easily as the first employees did 90 years ago.

To bring this vision to life, our design work includes additional tools to help our sales organization. Our goal is to help them:

* To provide more efficient customer service;
* To define and assess the effectiveness of sales promotions and special pricing programs with speed and accuracy, and
* To direct more productive new customer solicitation with the basic goal of increasing the size of the average sales invoice.

When we harness the power of these systems, we hope to become even more nimble in the way we adapt to changes in our market; smarter in the way we apply our resources; more efficient in the way we solicit and serve our customers; and more proficient in how we select and retain our customers, products and employees.
                                       __________________________

We are not content merely to focus on these "back-to-the-basics" actions. These are important to us in the near and the intermediate term, but we also continue to investigate other ways to employ our capital and improve shareholder value over the longer term.

Investment Bank

Last summer we hired an investment bank to help us evaluate where we are and where we might want to go. Options under consideration include (but are not limited to and are subject to market conditions and available opportunities) the possibility of:
* Acquiring another Company;
* Making additional investments in production capabilities;
* Investing in expansions of our product lines;
* Making additional share repurchases; and
* The possibility of paying an extraordinary dividend.

While we will continue to seek out opportunities, for the immediate future and in general:

* We have little interest in selling the Company;
* We have even less interest in taking the Company private;
* We have no interest in buying a Company that competes with our customers by operating its own restaurants and retail outlets;
* We are reluctant to proceed with any business acquisition strategy until our new information systems are in place and the organization is ready to administer them and the acquisition. Doing so before we are ready is too great a risk for us.

You are probably aware, as are we, of a number of studies that show that a large number of acquisitions have failed to deliver value to their shareholders; in fact they reduced shareholder value. Our goal is to create value, and we will be very careful in how we commit our assets.

[Solomon Smith Barney looked at US companies making acquisitions between 1997-99 and found their stock prices trailed the S&P 500 by 14% and their peer groups by 4% after their deals were announced. PricewaterhouseCoopers studied companies from 1994-97, finding the average acquirer's stock was 3.7 % lower than its industry peers a year after announcing deals. A.T. Kearney looked at 115 global mergers in the mid-90s, finding that total return to shareholders relative to the peer industry groups was negative for 58% of the deals. See The Wall Street Journal, Oct. 20, 2000; Oct. 11, 1999; and note the WSJ headline on Oct. 12, 1999: "Most Mergers Fail to Add Value, Consultants Find."]
                                       __________________________

Other Steps

I should note these other important steps:

* This year, we have two new directors whom many of you met for the first time today. Each brings valuable insight and business acumen, from which we already have benefited greatly. As these capable and principled individuals become more knowledgeable of our operations, we believe they will contribute an even greater wealth of ideas that will be crucial in coming years.

* We had another important transition in our board room this year: in 2003, the board elected the third CEO in our history. The grandson of our founder, and son of our Chairman, Roy Farmer has taken on the role with predictable authority and thoughtfulness. We are lucky to have him.

* Mr. Farmer, our non-executive Chairman, is unfortunately unable to attend today. This is the second time Mr. Farmer has missed our annual meeting since 1952. We hope to see him here soon, but we hear from him regularly, and Roy meets with him weekly to discuss operations and strategies, so we know he's up to date with our projects and our progress.

In addition to those changes, we ended 2003 with another important event. We were fortunate enough to be able to acquire, on behalf of the Employee Stock Ownership Plan, a large block of stock well below the market price. We think this will have two very positive effects on our long term prospects:

* We removed a distraction and retired approximately 319,000 shares.

* As part of this re-purchase, we have been able to increase employee ownership in the Company, through the ESOP, to the minimum level we envisioned when we designed the plan in 1999: 300,000 shares, an ownership stake in the Company of 18%.

Although the ESOP will be good for our employees, we believe it will benefit all our shareholders.

According to many studies by the Employee Ownership Foundation, public companies with an ESOP performed better than the broader market. The latest study was the 12th Annual study of ESOP companies. Consistently over the 12 years of these studies, ESOP companies have outperformed the broader market indices.

http://www.esopassociation.org/media/02_stock_lead.html

[The 12th Annual Study looked at stock performance in 2002: More than 80% of the ESOP companies outperformed three major stock indices (the Dow Jones Industrial Average, the NASDAQ Composite, and the S&P 500). Another 8% outperformed at least once index. Only 3% of the ESOP companies performed worse than all three indices. The Employee Ownership Foundation is funded by ESOP companies.]

We are not, obviously, promising such results at Farmer Bros. But we believe that, as our employees gain a meaningful ownership stake in the Company, their interests will be clearly aligned with the interests of all long-term shareholders - and those interests will be consistent with management's long-term perspective.

Many investors take comfort when they learn that the people who lead a company have "skin in the game" - that they have invested their own money along with the shareholders. At Farmer Bros., the management and the employees are owners. When shareholders benefit, everyone benefits.

                                       __________________________

Long-Term Value

This remains a Company committed to delivering long-term value to our shareholders. We commit to you that we will manage your Company with a focus on the long term.

In summary, and repeating last year's closing, in the view of the management of Farmer Brothers, good corporate governance means accepting the burden to act responsibly in managing, on behalf of the owners, the Company's operations and actions for the long-term benefit of our employees, customers and vendors as well as shareholders.

Our record is here for everyone to see:

* We are profitable.

* Our balance sheet is exceptionally strong and this enables us to withstand short-term economic set-backs and to invest to enhance shareholder value.

* We compete well and successfully against smaller firms - and against huge conglomerates whose resources far exceed ours.

* We have attracted more than a thousand motivated and skilled employees who, as part-owners, have a personal stake in its long-term prosperity. [As an aside, as to their long term perspective: we are proud to note that 43% of our employees have been with the Company for more than 10 years, and 20% for more than 20 years, and 57 employees have seniority of 30 years or more.]

Finally, we have launched initiatives and programs that are designed to position Farmer Brothers for the next 92 years of operation. We have every reason to be confident of our success in this effort, and we're glad to have you with us.

Farmer Bros. Annual Meeting Presentation (Feb. 23, 2003)




Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


FARMER BROS. CO.



s/ John E. Simmons

John E. Simmons
Treasurer

Date:    February 23, 2004